SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): November 22, 2004



                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     1-12494                62-154718
(State or Other Jurisdiction      (Commission File        (I.R.S. Employer
      of Incorporation)                Number)           Identification No.)

                      Suite 500, 2030 Hamilton Place Blvd,
                   Chattanooga, TN 37421 (Address of principal
                      executive office, including zip code)

                                 (423) 855-0001
                         (Registrant's telephone number,
                              including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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     Item 2.03 Creation of a Direct Financial  Obligation or an Obligation Under
an Off-Balance Sheet Arrangement of a Registrant

     On November 22, 2004, CBL & Associates Properties, Inc. (the "Company") borrowed an additional $199.0 million under the $400 million unsecured credit facility between the Company and Wells Fargo Bank as Administrative Agent and Co-Lead Arranger; KeyBank as Syndication Agent and Co-Lead Arranger; and Wachovia Bank and U.S. Bank as Co-Documentation Agents. Additional participants include LaSalle Bank, National City Bank of Kentucky, Societe General, Union Bank of California, and PNC Bank. The Company has customary corporate and commercial banking relationships with several of the lenders and agents.

     This advance, which brought our total outstanding indebtedness under the facility to $368.8 million, was used to finance the cash component of the purchase price for our acquisition of two regional malls: Mall del Norte located in Laredo, Texas and Northpark Mall located in Joplin, Missouri. The Company issued a press release related to this acquisition on November 22, 2004.

     The facility, which matures on August 27, 2006, has three one-year extensions at the Company's option and bears interest based on leverage in the range of 100 to 145 basis points over LIBOR. The Company may prepay advances under the credit facility at any time without premium or penalty, and pays a facility fee on the unused portion of the commitment under the credit facility and certain other fees. If at any time the total outstanding advances exceed the total committed amount, we may be required to repay the excess advances.

     So long as no event of default exists, we have the right to request increases in the aggregate amount of the commitment provided that the aggregate commitment shall not exceed $500 million. The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios and minimum net worth requirements. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders' commitments may be terminated.

     On November 24, 2004, the Company obtained a mortgage loan on Mall del Norte and used the net proceeds of $113.3 million to repay outstanding borrowings on the $400 million unsecured credit facility.

     The credit facility agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 27, 2004.






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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CBL & ASSOCIATES PROPERTIES, INC.


                                                /s/ John N. Foy
                                       ---------------------------------------
                                                   John N. Foy

                                                   Vice Chairman,
                                       Chief Financial Officer and Treasurer
                                       (Authorized Officer of the Registrant,
                                          Principal Financial Officer and
                                            Principal Accounting Officer)




Date: November 29, 2004